SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    June 12, 2001

dreamlife, inc.

(Exact name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-15586 (Commission File Number)	52-1373960 (IRS Employer Identification No.)

425 West 15th Street, Suite 3R, New York, New York (Address of Principal Executive Offices)	10011 (Zip Code)

Registrant's telephone number, including area code              (212) 313-9400

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

        Attached hereto as Exhibit 99 is a press release of dreamlife, inc. dated June 12, 2001 regarding a private placement of $2,000,000 worth of common stock of dreamlife, inc.

Item 7. Exhibits.

                   Exhibits                          Description
                       99                 Press release of dreamlife, inc. dated June 12, 2001.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       dreamlife, inc.

Dated: June 12, 2001                   By: /s/ Philicia G. Levinson
                                           ------------------------
                                           Philicia G. Levinson
                                           Chief Financial Officer

Exhibit Index

                   Exhibit No.                          Description
                       99                 Press release of dreamlife, inc. dated June 12, 2001.

Exhibit 99

DREAMLIFE RAISES $2.0 MILLION IN PRIVATE EQUITY PLACEMENT

NEW YORK – June 12, 2001- Dreamlife, Inc. (OTCBB: DLIF) announced today the completion of a $2.0 million private equity placement. The Company sold common stock at a price of $1.00 per share to accredited investors, including some of the Company’s existing investors.

The shares of common stock issued and sold in the private placement have not been registered under the Securities Act of 1933, as amended (the “Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Act.

Dreamlife is an online personal and professional development network offering consumers an extensive array of individualized coaching, communities, courses, tools and interface with renowned experts. Founded in the Spring of 1999 by internationally recognized results coach Anthony Robbins, Dreamlife has signed marketing, license and content agreements with numerous organizations and experts in the fields of personal and professional development. For more information visit www.dreamlife.com.

Certain statements made herein that use the words “estimate,” “project,” “intend,” “expect,” “believe” and similar expressions are intended to identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks and uncertainties which could cause the actual results, performance or achievements of Dreamlife to be materially different from those which may be expressed or implied by such statements, including, among others, Dreamlife’s ability to secure additional financing or complete a strategic transaction, changes in general economic and business conditions and specifically, decline in demand to Dreamlife’s products, inability to timely develop and introduce new technologies, products and applications and loss of market share and pressure on prices resulting from competition. For additional information regarding these and other risks and uncertainties associated with Dreamlife’s business, reference is made to Dreamlife’s reports filed from time to time with the Securities and Exchange Commission.